UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of Principal Executive Offices and Zip Code)

(832) 765-3010

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2025, Phillips 66 Company (the “Company”), a wholly owned subsidiary of Phillips 66, amended the Company’s accounts receivable securitization program. In connection therewith, the Company entered into the Second Amendment to Receivables Purchase and Financing Agreement (the “Amendment”) to amend its existing Receivables Purchase and Financing Agreement dated September 30, 2024 (the “RPFA”), among the Company, as servicer, Phillips 66 Receivables LLC, as SPE, the Purchaser/Lenders party thereto from time to time, PNC Capital Markets LLC, as structuring agent, and PNC Bank, National Association, as Administrative Agent.

The Amendment amends the RPFA to, among other things, increase the maximum facility size from $500 million to $1 billion.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 1, 2025, Phillips 66 issued a press release announcing the completion of the EPIC NGL Transaction (defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01. Other Events.

On April 1, 2025, the Company completed the purchase of all of the issued and outstanding equity interests in each of EPIC Y-Grade GP, LLC, a Delaware limited liability company, and EPIC Y-Grade, LP, a Delaware limited partnership pursuant to the Equity Purchase Agreement, dated as of January 6, 2025, by and among the Company, SCM EPIC, LLC, a Delaware limited liability company, Dos Rios Y-Grade Holdings LLC, a Delaware limited liability company, and EPIC Y-Grade Holdings, LP, a Delaware limited partnership, for cash consideration of approximately $2.2 billion (the “EPIC NGL Transaction”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Receivables Purchase and Financing Agreement, dated as of April 1, 2025, among Phillips 66 Receivables LLC, the persons from time to time party thereto as Purchaser/Lenders, PNC Bank, National Association, as Administrative Agent, Phillips 66 Company, as servicer, and PNC Capital Markets LLC, as structuring agent.

99.1	Press release of Phillips 66, dated April 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66

Date: April 1, 2025	By:	/s/ Vanessa A. Sutherland
	Name:	Vanessa A. Sutherland
	Title:	Executive Vice President